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                                                                    EXHIBIT 23.3

                               CONSENT OF COUNSEL

We consent to the use of our name in the first paragraph under the caption "Experts" in the prospectus, which constitutes a part of the Registration Statement on Form S-1 for the common stock of Biex, Inc. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement.

                                          By:  /S/ JOHN J. MCDONNELL
                                              ----------------------------------

                                               John J. McDonnell

                                               McDonnell Boehnen Hulbert &
                                               Berghoff

Chicago, Illinois

March 12, 1998